EXHIBIT 10.21

                                                                  EXECUTION COPY

                                             EMPLOYMENT AGREEMENT dated as of
                                        July 11, 1996, between ADVANCED HEALTH
                                        CORPORATION, a Delaware corporation (the
                                        "Company"), and JONATHAN EDELSON, M.D.
                                        (the "Employee").

     The Company desires to formalize the employment arrangements between the Company and the Employee and to continue to employ the Employee as the Chairman and Chief Executive Officer of the Company and the Employee desires to accept such continued employment by the Company, on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

     1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, upon the terms and subject to the conditions hereinafter set forth.

     2. Term. The employment of the Employee hereunder shall be for the three-year period commencing on the date hereof and ending on July 11, 1999 (the "Base Term"). The Base Term shall automatically renew for consecutive one-year terms (each, a "Renewal Term" and together with the Base Term, collectively, the "Employment Period") unless either the Company or the Employee gives the other party hereto at least 90 days' prior written notice before the end of the Employment Period of such party's intent not to renew this Agreement.

     3. Duties. The Employee shall be employed as the Chairman and Chief Executive Officer of the Company or in such other position as the Company and the Employee shall agree in writing. The Employee shall perform such duties and services as are appropriate and commensurate with the Employee's position as Chairman and Chief Executive Officer of the Company and would otherwise be consistent in stature and prestige with the position of Chairman and Chief Executive Officer of a corporation with similar operations as the Company, as the same may be assigned to him from time to time by the Board of Directors of the Company (the "Board").

     4. Time to be Devoted to Employment; Place of Employment. (a) Except for three weeks vacation per year (in addition to public holidays), absences due to temporary illness and time spent as a director of Physicians' Online, Inc., a Delaware corporation ("Physicians' Online"), during the Employment Period the Employee shall devote substantially all of his business time, attention and energies to the business and affairs of the Company.


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     (b) During the Employment Period, the Employee shall not be engaged in any other business activity which conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

     (c) During the Employment Period, the Company shall maintain its primary business location in the greater New York City metropolitan area and the Employee shall not be required to relocate outside such area without his written consent.

     5. Compensation; Reimbursement. (a) During the Employment Period, the Company (or at the Company's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual salary (the "Base Salary") of not less than $220,000, payable in such installments as is the policy of the Company with respect to its senior executive officers. Such Base Salary will be reviewed at least annually and may be increased by the Board (or, if such authority shall be delegated by the Board to the Compensation Committee thereof, then by such Committee) in its sole discretion.

     (b) From time to time the Employee may also receive cash bonuses at the discretion of the Board or the Compensation Committee.

     (c) The Employee shall maintain a suitable automobile for business use. During the Employment Period, the Company shall pay the Employee a $600 per month car allowance towards the costs of leasing, using, insuring, repairing and maintaining such automobile.

     (d) Following the expiration or termination of this Agreement for any reason, the Employee shall have the right to maintain any (i) health and life insurance benefits provided by the Company to the extent provided under applicable law and (ii) any life insurance benefits provided by the Company so long as the Employee makes the premium payments relating to such life insurance.

     (e) During the Employment Period and to the extent available to employees of the Company, the Employee shall be entitled to participate in all of the Company's benefit plans, pension and retirement plans, life insurance, hospitalization and surgical and major medical coverages, sick leave, vacation and holiday policies, long-term disability coverage and such other fringe benefits enjoyed by other employees at substantially the same employment level as the Employee. Notwithstanding anything to the contrary contained in this
Section 5(e), at no time during the Employment Period shall the long-term disability coverage and life insurance benefits that the Company provides to the Employee be reduced to a level below that being provided to the Employee as of the date hereof.

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     (f) The Company shall reimburse the Employee, in accordance with the practice from time to time for other employees of the Company, for all reasonable and necessary travelling expenses, disbursements and other reasonable and necessary incidental expenses incurred by him for or on behalf of the Company in the performance of his duties hereunder upon presentation by the Employee to the Company of appropriate vouchers.

     6. Involuntary Termination. (a) If the Employee is incapacitated or disabled by accident, sickness or other cause so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for a period of 90 days or longer during any six-month period (such condition being herein referred to as a "Disability"), prior to the Employee resuming the performance of his duties as contemplated herein, the Company may terminate the employment of the Employee under this Agreement (an "Involuntary Termination"). Until the Company or the Employee shall have terminated the Employee's employment hereunder, the Employee shall be entitled to receive his compensation and other benefits as set forth in this Agreement notwithstanding any such physical or mental disability.

     (b) If the Employee dies during the Employment Period, his employment hereunder shall be deemed to cease as of the date of his death, and the termination of his employment occasioned thereby shall be deemed an Involuntary Termination.

     7. Termination for Cause. The Company may terminate the Employee's employment hereunder for "Cause" (a "Termination for Cause"). For purposes of this Agreement, "Cause" shall be limited to:

          (i) the willful and continued failure by the Employee substantially to perform the duties described in Section 3 (other than any failure resulting from an illness or other similar incapacity or disability), for 30 days after a written demand for performance is delivered to the Employee on behalf of the Board that specifically identifies the manner in which it is alleged that the Employee has not substantially performed his duties;

          (ii) the commission by the Employee of misappropriation of funds, properties or assets of the Company, sexual harassment of employees of the Company, chronic alcoholism or drug addiction, slander or libel concerning the Company or a material tort relating to his office or employment with the Company that has a material adverse effect on the Company; or

          (iii) the Employee's conviction of a crime constituting a felony.

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     8. Termination Without Cause. (a) The Company may terminate the employment of the Employee hereunder at any time during the Employment Period without "Cause" and (b) the Employee may terminate his employment hereunder at any time during the Employment Period in the event of (i) the willful and continued failure by the Company to perform its obligations hereunder for 30 days hereunder for 30 days after a written demand for performance is delivered to the Board on behalf of the Company by the Employee that specifically identifies the manner in which it is alleged that the Company has not performed its obligations; or (ii) the commission by the Company of slander or libel concerning the Employee or a material tort relating to his office or employment with the Company of slander or liber concerning the Employee or a material tort relating to his office or employment with the Company that has a material adverse effect on the Employee (each, a "Termination Without Cause"). It is expressly acknowledged that non-renewal of this Agreement as contemplated by
Section 2 shall not constitute a Termination Without Cause.

     9. Voluntary Termination. Any termination of the employment of the Employee hereunder otherwise than as a result of an Involuntary Termination, a Termination For Cause or a Termination Without Cause shall be deemed to be a "Voluntary Termination." A Voluntary Termination shall be deemed to be effective immediately upon written notice of such termination to the Company.

     10. Change in Control. Anything contained in this Agreement to the contrary notwithstanding, if, within 12 months of a Change in Control (as herein defined), the employment of the Employee shall terminate for any reason, then such termination shall be deemed to constitute a Termination Without Cause. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if (a) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the common stock of the Company (the "Common Stock") would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the Company's outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors


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shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     11. Effect of Termination of Employment. (a) Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination or a Termination For Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive:

          (i) any unpaid portion of the Base Salary provided for in Section 5(a), computed on a pro rata basis to the date of termination;

          (ii) cash compensation equal to the product of (A) the number of days of accrued vacation, if any, accumulated by the Employee to the effective date of termination divided by the total number of work days per annum for which the Employee receives a Base Salary multiplied by (B) the Base Salary; and

          (iii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5(e).

     (b) Upon the termination of the Employee's employment hereunder pursuant to an Involuntary Termination, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right (i) to receive a termination payment equal to that provided for in Section 11(a) hereof, plus (ii) to receive a cash severance payment in an aggregate amount equal to the cash compensation received by the Employee during the 3-month period immediately prior to the effective date of the Involuntary Termination, payable in equal monthly installments, plus (iii) to be immediately vested in the 445,000 shares of Common Stock issued to the Employee by the Company referred to in Section 1(a) of the Co-Sale Agreement dated as of August 23, 1995 (the "Co- Sale Agreement"), between the Holders and the Investors thereto, plus any additional shares of Common Stock issued to the Employee by the Company from time to time thereafter as such shares may be adjusted for any stock split, reverse stock split, stock dividend, combination, reclassification or recapitalization of the Common Stock of the Company and plus (iv) to be immediately vested in all stock options granted to the Employee by the Company pursuant to the Nontransferable, Qualified Incentive Stock Option Agreements dated as of June 30, 1995, and December 31, 1995 (the "Stock Option Agreements"), entered into between the Company and the Employee, and any additional stock options issued to the Employee by the Company from time to time


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thereafter that would have vested during the three-month period immediately following the effective date of the Involuntary Termination.

     (c) Upon the termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right (i) to receive a termination payment equal to the amount provided for in Section 11(a) hereof, plus (ii) to receive a cash severance payment in an aggregate amount equal to the cash compensation received by the Employee during the 12-month period immediately prior to the effective date of the Termination Without Cause, payable in equal monthly installments, plus (iii) to be immediately vested in the 445,000 shares of Common Stock issued to the Employee by the Company referred to in Section 1(a) of the Co-Sale Agreement plus any additional shares of Common Stock issued to the Employee by the Company from time to time thereafter as such shares may be adjusted for any stock split, reverse stock split, stock dividend, combination, reclassification or recapitalization of the Common Stock of the Company and plus (iv) to be immediately vested in all stock options granted to the Employee by the Company pursuant to the Stock Option Agreements and any additional stock options issued to the Employee by the Company from time to time thereafter that would have vested during the one-year period immediately following the effective date of the Termination Without Cause.

     12. Non-Competition; Non-Disclosure of Information. (a) The Employee shall not, for a period of one year following the termination of the Employment Period, (i) directly or indirectly engage in any Competitive Business (as defined below), whether such engagement shall be as an employee, employer, owner, consultant, partner or other participant in any Competitive Business,
(ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), (iii) induce employees of the Company to terminate their employment with the Company or engage in any Competitive Business or (iv) induce customers or vendors of the Company to alter or terminate their business relationship with the Company; provided, however, that the Employee may own directly or indirectly, solely as a passive investment, securities of any Competitive Business traded on any national securities exchange if the Employee is not a controlling person of, nor a member of a group which controls such person and does not, directly or indirectly, own 5% or more of any class of securities of such person. As used herein, the term "Competitive Business" shall mean any business which, directly or indirectly, competes with the Company in the business of primarily providing physician practice management, physician network management and/or clinical information technology to or for physicians; provided, however, that a business conducted directly by the Employee which provides physician practice management, physician network management and/or clinical


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information technology to or for physician groups consisting of three or fewer physicians shall not be deemed to be a "Competitive Business". Notwithstanding any other provision of this Agreement to the contrary, any business activities engaged in by the Employee on behalf of, or in connection with Employee's employment by, or service as a director or consultant to, any subsidiary or affiliate of the Company or Physicians' Online, a corporation engaged in the business of providing wireline medical reference and communications services to health care professionals and consumers, shall not be deemed to violate the provisions of this Agreement.

     (b) The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a Competitive Business, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits in connection with his employment to clearly justify such restrictions which, in any event, the Employee does not believe would prevent him from earning a living. Nothing herein contained shall prohibit the Employee from engaging in a business that is not a Competitive Business.

     (c) The Employee agrees that he will not, at any time during or after the Employment Period, disclose to any person, firm, corporation or other entity, except as required by law, any secret or confidential information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever other than in furtherance of the Employee's work for the Company nor shall the Employee make use of any of such secret or confidential information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof.

     13. Company Right to Inventions. The Employee shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all inventions, improvements, technical information, methods and suggestions (the "Inventions") relating in any way to the business of providing physician practice management, physician network management and/or clinical information technology to or for physicians, which he may develop or acquire during the period of the Employee's employment with the Company prior to any termination of employment (whether or not during usual working hours), together with all patent applications, patents, copyrights and reissues thereof that may at any time be granted for or upon any such Inventions, excluding those Inventions directly relating to any business activities engaged in by the Employee on behalf of or in connection with the Employee's employment by, or service as a director or consultant to Physicians' Online. In connection therewith:

          (a) the Employee shall without charge, but at the expense of the Company, promptly at all times hereafter


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     execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the reasonable opinion of the Company to vest title to any such inventions, improvements, technical information, methods, patent applications, patents, copyright applications, copyrights or reissues of any thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

          (b) the Employee shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense or interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, copyrights, inventions, improvements, technical information or methods.

     14. Enforcement. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided, however, that if any one or more of the provisions contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     15. Remedies; Survival. (a) The Employee acknowl- edges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach by the Employee of the provisions of Section 12 or 13 hereof, the Company shall be entitled to an injunction restraining him from such breach. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for any breach of this Agreement.


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     (b) Notwithstanding anything contained in this Agree- ment to the contrary, the provisions of Sections 12, 13, 14 and this Section 15 shall survive the expiration or other termination of this Agreement until, by their terms, such provisions are no longer operative.

     (c) It is understood and agreed that the provisions of Sections 12 and 13 of this Agreement are separate and distinct from any other agreement between the parties hereto. Accordingly, in the event of a breach of such provisions, the breaching party shall only be held responsible for damages arising under such provisions and not for any damages which may be claimed to arise under or with respect to any other agreement that is not separately breached.

     16. Notices. Notices and other communications hereun- der shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

                     If to the Employee:

                          Jonathan Edelson, M.D.
                          212 Mamaroneck Road
                          Scarsdale, New York  10583

                     If to the Company:

                          Advanced Health Corporation
                          560 White Plains Road, Second Floor
                          Tarrytown, New York 10591
                          Attention: President

                     with a copy to:

                          O'Sullivan Graev & Karabell, LLP
                          30 Rockefeller Plaza
                          New York, New York  10112
                          Attention: John J. Suydam, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All notices and other communications hereunder shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this
Section 16.

     17. Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors,


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heirs, distributees and devisees. If the Employee should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the beneficiary designated by the Employee in a writing delivered to the Company, or if there be no such designated beneficiary, to his estate.

     18. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly therein.

     19. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

     20. Entire Agreement; Amendments; Execution. This Agreement, the Indemnification Agreement to be entered into between the Company and the Employee, the Stock Option Agreements and the other agreements referred to herein contain the entire agreement between the parties with respect to the subject matter contained herein and supersede all prior agreements or understandings among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original document but all of which shall constitute but one agreement.

     21. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     23. Assignment. With respect to the Employee, this Agreement is personal in its nature and the Employee shall not assign or transfer this Agreement or any rights or obligations hereunder. The Company may in its sole discretion assign or otherwise transfer this Agreement and the provisions hereof (including, without limitation, Sections 12, 13 and 14) shall inure to the benefit of, and be binding upon, each successor of the Company, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                        ADVANCED HEALTH CORPORATION

                                          By:___________________________
                                             Name:  Steve Hochberg
                                             Title: President


                                          ------------------------------
                                              Jonathan Edelson, M.D.


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